                                                                    Exhibit 25.1

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                               36-0899825
                                                     -------------------------
                                                          (I.R.S. employer
                                                       identification number)

One First National Plaza, Chicago, Illinois                  60670-0126
-------------------------------------------          -------------------------
(Address of principal executive offices)                     (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)
                      -----------------------------------
                         RTI INTERNATIONAL METALS, INC.
              (Exact name of obligor as specified in its charter)

              Ohio                                       52-2115953
-------------------------------                   ------------------------
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                     identification number)

       1000 Warren Avenue
           Niles, Ohio                                    44446
---------------------------------------           ------------------------
(Address of principal executive offices)                (Zip Code)

                                Debt Securities
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following information as to the
          --------------------
          trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation, Washington, D.C.;
          The Board of Governors of the Federal Reserve System, Washington D.C..

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor is an affiliate of the
          ------------------------------
          trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits.  List below all exhibits filed as a  part of this
          -----------------
          Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 18th day of August, 1999.


                                    The First National Bank of Chicago, Trustee


                                    By    /s/ Sandra L. Caruba
                                         -------------------------------------
                                          Sandra L. Caruba
                                          Vice President



* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                    August 18, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture between RTI International Metals, Inc. and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                    Very truly yours,

                                    The First National Bank of Chicago


                                    By:  /s/ Sandra L. Caruba
                                         -------------------------------------
                                         Sandra L. Caruba
                                         Vice President

                                  EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago  Call Date: 03/31/99  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460  Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                            Dollar Amounts in thousands      C400
                                                             RCFD       BIL MIL THOU        -------
                                                           --------     ----------------
ASSETS
1.       Cash and balances due from depository institutions (from Schedule
         RC-A):...........................................................        RCFD
                                                                               ----------
         a.  Noninterest-bearing balances and currency and coin(1)........         0081   3,809,517  1.a
         b.  Interest-bearing balances(2).................................         0071   4,072,166  1.b
2.       Securities
         a.  Held-to-maturity securities(from Schedule RC-B, column A)....         1754           0  2.a
         b.  Available-for-sale securities (from Schedule RC-B,
             column D)....................................................         1773  12,885,728  2.b
3.       Federal funds sold and securities purchased under agreements to
         resell...........................................................         1350   4,684,756   3.
4.       Loans and lease financing receivables:
         a.  Loans and leases, net of unearned income (from Schedule......         RCFD
                                                                               ----------
         RC-C)............................................................         2122  34,304,806  4.a
         b.  LESS: Allowance for loan and lease losses....................         3123     411,476  4.b
         c.  LESS: Allocated transfer risk reserve........................         3128       3,884  4.c
         d.  Loans and leases, net of unearned income, allowance, and.....         RCFD
                                                                               ----------
         reserve (item 4.a minus 4.b and 4.c).............................         2125  33,889,446  4.d
5.       Trading assets (from Schedule RD-D)..............................         3545   5,100,499   5.
6.       Premises and fixed assets (including capitalized leases).........         2145     754,052   6.
7.       Other real estate owned (from Schedule RC-M).....................         2150       5,244   7.
8.       Investments in unconsolidated subsidiaries and associated
         companies (from Schedule RC-M)...................................         2130     201,068   8.
9.       Customers' liability to this bank on acceptances outstanding.....         2155     265,041   9.
10.      Intangible assets (from Schedule RC-M)...........................         2143     285,709  10.
11.      Other assets (from Schedule RC-F)................................         2160   2,987,184  11.
12.      Total assets (sum of items 1 through 11).........................         2170  68,940,410  12.

___________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:        The First National Bank of Chicago   Call Date:  03/31/99 ST-BK:  17-1630 FFIEC 031
Address:                    One First National Plaza, Ste 0460                                            Page RC-2
City, State  Zip:           Chicago, IL  60670
FDIC Certificate No.:       0/3/6/1/8
                            ---------

Schedule RC-Continued

                                                                 Dollar Amounts in
                                                                     Thousands
                                                                -------------------
LIABILITIES
13.  Deposits:
                                                            RCON
     a.   In domestic offices (sum of totals of columns  -----------
          A and C from Schedule RC-E, part 1).............  2200         22,163,664   13.a
          (1) Noninterest-bearing(1)......................  6631          9,740,100   13.a1
          (2) Interest-bearing............................  6636         12,423,564   13.a2

     b.   In foreign offices, Edge and Agreement subsidiaries,
          and IBFs (from Schedule.........................  RCFN
                                                         ----------
          RC-E, part II)..................................  2200         19,273,426   13.b
          (1) Noninterest bearing.........................  6631            334,741   13.b1
          (2) Interest-bearing............................  6636         18,938,685   13.b2
14.  Federal funds purchased and securities sold under
     agreements to repurchase.............................  RCFD 2800     4,405,792   14
15.  a.   Demand notes issued to the U.S. Treasury........  RCON 2840       173,505   15.a
     b.   Trading Liabilities (from Schedule RC-D)........  RCFD 3548     4,824,567   15.b
16.  Other borrowed money:                                  RCFD
                                                         ----------
     a.   With original maturity of one year or less......  2332          7,453,761   16.a
     b.   With original  maturity of more
          than one year...................................  A547            330,300   16.b
     c.   With original maturity of more
          than three years................................  A548            357,737   16.c
17.  Not applicable
18.  Bank's liability on acceptance executed and
     outstanding..........................................  2920           265,041    18.
19.  Subordinated notes and
     debentures...........................................  3200          2,600,000   19.
20.  Other liabilities (from
     Schedule RC-G).......................................  2930          1,878,367   20.
21.  Total liabilities (sum of items
     13 through 20).......................................  2948         63,726,160   21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus........  3838                  0   23.
24.  Common stock.........................................  3230            200,858   24.
25.  Surplus (exclude all surplus related to
     preferred stock).....................................  3839          3,239,836   25.
26.  a.    Undivided profits and capital reserves.........  3632          1,813,367   26.a
     b.    Net unrealized holding gains (losses) on
           available-for-sale securities..................  8434            (37,357)  26.b
 c.  Accumulated net gains (losses)
     on cash flow hedges..................................  4336                  0   26.c
27.  Cumulative foreign currency
     translation adjustments..............................  3284             (2,454)  27.
28.  Total equity capital (sum of
     items 23 through 27).................................  3210          5,214,250   28.
29.  Total liabilities, limited-life preferred
     stock, and equity capital (sum of items
     21, 22, and 28)......................................  3300         68,940,410   29.

Memorandum
                                                                         Number
To be reported only with the March Report of Condition.        N/A         M.1.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996...RCFD 6724

1 =  Independent audit of the bank         4 =  Director's examination of the
 conducted in accordance with               bank performed by other external
 generally accepted auditing                auditors (may be required by state
 standards by a certified public            chartering authority)
 accounting firm which submits a           5 =  Review of the bank's financial
 report on the bank                         statements by external auditors
2 =  Independent audit of the bank's       6 =  Compilation of the bank's
 parent holding company conducted in        financial statements by external
 accordance with generally accepted         auditors
 auditing standards by a certified         7 =  Other audit procedures
 public accounting firm which submits       (excluding tax preparation work)
 a report on the consolidated holding      8 =  No external audit work
 company (but not on the bank
 separately)
3 =  Director's examination of the
 bank conducted in accordance with
 generally accepted auditing
 standards by a certified public
 accounting firm (may be required by
 state chartering authority)

----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.